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                          SUBORDINATED PROMISSORY NOTE


                                                     New York, New York
                                                     September   , 1996

                  FOR VALUE RECEIVED, the undersigned, SYNERGISTIC HOLDINGS CORP., a Delaware corporation (the "Payor"), hereby promises to pay to the order of SALVATORE CRIMI (the "Payee"), at such place in the State of New York as the holder of this note (as amended, supplemented, or otherwise modified from time to time), together with any and all notes issued in substitution of, or exchange for, this note (this "Note") shall specify, in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts, the principal amount of One Million Fifty-Five Thousand Five Hundred Sixty Two and 19/100 Dollars ($1,055,562.19)*, together with accrued interest as hereinafter provided.

                  1. Payment and Interest

                           a. The principal amount of $600,000, together with
interest thereon, shall be due and payable on the sixth anniversary of the date hereof (the "First Payment").

                           b. The remaining principal amount of $455,562.10,
together with interest thereon, shall be due on the sixth anniversary date hereof and shall be payable to Salex Holding Corporation ("Salex") to off-set any indebtedness due and owing by Salvatore Crimi to Salex (the "Salex Payment").

                           c. The unpaid principal amount hereof shall bear
simple interest from the date hereof at the rate of 7% per annum. All payments made hereunder shall be subject to the subordination provisions of Section 3 hereof.

                           d. If payment of the principal amount hereof and
interest accrued thereon is not made when due, then interest shall accrue on such unpaid principal amount from the date of non-payment to the date of payment at the lower of (i) the rate of 12% per annum or (ii) the maximum rate permitted by applicable law.


* Subject to adjustment based upon the effective date of the merger of Synergistic Holdings Corp. with and into Salex Holding Corporation.





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                  2. Acceleration. To the extent that the Payor receives
proceeds from the exercise of its public warrants, that amount of the Payor's payment obligation to the Payee hereunder constituting all or any portion of the First Payment shall be accelerated and shall be due and payable to Payee within 30 days of receipt of such proceeds by Payor. To the extent the proceeds received by the Payor from the exercise of its public warrants are insufficient to accelerate the entire amount payable under Section 1(a) hereunder, the remaining amount due shall be due and payable in accordance with the terms of
Section 1(a) hereunder, subject to earlier payment as determined by the Board of Directors, in their sole discretion.

                  3. Events of Default. Subject to the provisions of paragraphs 4 and 5 hereof, and to the limited grace period provided below in this paragraph 3, immediately upon the occurrence of any of the following events (an "Event of Default") this Note shall become immediately due and payable without any action by the Payee:

                           a. If Payor shall be in default of the payment
provisions of this Note;

                           b. If the Payor or Salex makes a general assignment
for the benefit of creditors or commences (as the debtor) a case in bankruptcy, or commences (as the debtor) any proceeding under any other insolvency law; or

                           c. If a case in bankruptcy or any proceeding under
any other insolvency law is commenced by or against the Payor or Salex (as the debtor) and a court having jurisdiction enters a decree or order for relief against the Payor or Salex, as the case may be, as the debtor in such case or proceeding, or such case or proceeding is consented to by the Payor or Salex, as the case may be, or remains undismissed for 60 days, or the Payor or Salex consents or admits the material allegations against it in any such case or proceeding; or

                           d. If a trustee, receiver or agent (however named) is
appointed or authorized to take charge of substantially all of the property of the Payor or Salex for the purpose of general administration of such property for the benefit of creditors and the order making such appointment or granting such authorization is not vacated within 60 days, during which period such trustee, receiver or agent shall not have taken any action with respect to the property of the Payor or Salex, as the case may be, which might prejudice the interest of the Payor hereunder.

                           Subject to the provisions of Sections 4 and 5
hereof, if an Event of Default occurs and is continuing, Payor may pursue any available remedy to collect the payment of all amounts due under this Note or to enforce the performance of any

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provision of this Note. No waiver of any default hereunder shall be construed as a waiver of any subsequent default, and the failure to exercise any right or remedy hereunder shall not waive the right to exercise such right or remedy thereafter.


                  4. Subordination.

                           a. The Payee's right to payment pursuant to the terms
of this Note shall be and hereby is made expressly subordinate and junior in right of payment in full in cash of the Redemption Deposit (as hereinafter defined) to the extent and in the manner provided for in this Note. As used herein, "Redemption Deposit" means the deposit of 10% gross annual revenues from the Payor's retail operations into a sinking fund maintained at Chemical Bank for the purpose of ensuring adequate funds in the event of redemption of the Payor of its 7% Series A Convertible Preferred Stock (the "Preferred Stock"). No payment or prepayment directly or indirectly, on account of the principal of or interest on this Note shall be made (in cash or property or securities or by setoff or otherwise), and no holder of this Note shall be entitled to demand or receive any such payment or prepayment if, at the time of such payment or prepayment, the entire Redemption Deposit has not been paid in full. Each holder of this Note, whether upon original issue or upon transfer or assignment thereof, by its acceptance hereof, shall be bound by the provisions contained in this Section 3.

                           b. The foregoing provisions as to subordination are
solely for the purpose of defining the relative rights of the holders of the Preferred Stock, on the one hand, and the holder of this Note, on the other hand. Nothing contained herein is intended to or shall impair as between Payor, its creditors and the holders of this Note the principal and interest on this Note as and when the same shall become due and payable in accordance with the terms hereof or affect the relative rights of the holder of this Note and the creditors of Borrower, nor shall anything herein prevent the holder hereof from exercising all remedies otherwise permitted by applicable law upon default hereunder subject to the rights of holders of Preferred Stock, in respect of cash, properties or securities of Borrower received upon the exercise of any such remedy. The holder of this Note by acceptance hereof acknowledges and agrees that the subordination provisions of this Section 4 are, and/or are intended to be, an inducement and a consideration to each holder of any Preferred Stock, whether such Preferred Stock was acquired before or after the issuance of this Note, and each holder of Preferred Stock shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Preferred Stock.


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                  5. Limitations on Actions.

                           If the Payee or any other holder of this Note, in
violation of the provisions herein set forth, shall commence, prosecute or participate in any suit, action, case or Proceeding against the Payor, the Payor or any holder of Preferred Stock may interpose the subordination provisions set forth herein as a defense or plea, and shall, in any event, be entitled to restrain the enforcement of the payment provisions of this Note in the same suit, action, case or proceeding or in any independent suit, action, case or proceeding.

                  6. Successors and Assigns. The terms of this Note shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the Payor and the Payee, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by any holder or holders of this Note; provided that the rights, obligations, covenants and agreements of the Payor under this Note may not be assigned or delegated, as applicable, without the prior written consent of the Payee and Salex, if the Salex Payment has not been paid in full.

                           7. Notices. All notices and other communications with
respect to this Note shall be in writing and shall be sent by hand delivery, receipt acknowledged, or by facsimile transmission, as follows:

                           (a)   If to the Payee, to

                                 Salvatore Crimi
                                 37 Kristian Lane
                                 Hauppauge, New York 11785


with a copy to

                                 Salex Industries, Inc.
                                 50 Laser Court
                                 Hauppauge, New York

                              -and-

                                  ______________ Bank
                                  ___________________
                                  ___________________

                           (b)   If to the Payor, to

                           Synergistic Holdings Corp.
                           __________________________
                           __________________________
                           __________________________




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with a copy to

                           Tenzer Greenblatt LLP
                           The Chrysler Building
                           405 Lexington Avenue
                           New York, New York 10174
                           Attention: Gary A. Schonwald, Esq.


                  8. Modification and Amendments. No modification, rescission, waiver, forbearance, release or amendment of any provision of this Note shall be made, except by a written agreement duly executed by the Payor, the Payee and Salex, if the Salex Payment has not been paid in full.

                  9. Governing Law. This note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws as to all matters, including but not limited to, matters of validity, construction, effect, performance and remedies.

                  10. Severability. In case one or more provisions of this Note shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not be affect or impaired thereby.

                  11. WAIVER OF JURY TRIAL. EACH OF THE PAYOR AND THE PAYEE HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS NOTE.

                  12. Further Assurances. The Payor and the Payee, by their acceptance of this Note, each agree that they will, at their expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, in order to protect any right or interest granted or purported to be granted hereby or to enable the holder of Preferred Stock or to exercise and enforce their rights and remedies hereunder.


                                            SYNERGISTIC HOLDINGS CORP.



                                            By: /s/ Thomas M. Swartwood
                                                -------------------------------
                                               Name: Thomas M. Swartwood
                                               Title: President
ACCEPTED AND AGREED


/s/ Salvatore Crimi
-------------------------
Salvatore Crimi


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